Exhibit 5.1

Suite 300, 204 Black Street
Whitehorse, Yukon Y1A 2M9
Telephone: 867-668-5252
Fax: 867-668-5251
E-mail: lackowicz@yukonlaw.com

June 2, 2011

The Board of Directors
SXC Health Solutions Corp.
(formerly Systems Xcellence Inc.)
555 Industrial Drive
Milton, Ontario
L9T 5E1

Dear Sirs/Mesdames:

Re:    SXC Health Solutions Corp. /Long-Term Incentive Plan

We have acted as Canadian counsel for SXC Health Solutions Corp., a corporation continued under the laws of the Yukon Territory, Canada (the "Corporation"). We have been requested to render an opinion in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") with respect to the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of 1,800,000 common shares of the Corporation (the "Shares"), reserved for issuance in connection with the Corporations Amended and Restated Long-Term Incentive Plan (the "Plan").

Scope of Review

As Yukon counsel to the Corporation, and in connection with the opinions hereinafter expressed, we have examined and relied upon faxed or e-mailed copies of the following:

1)    Registration Statement on Form S-8 dated June 2, 2011;
2)    Copy of an Officers Certificate of the Executive Vice President and Chief Financial Officer of the Corporation, dated May 13, 2011 certifying the following:

a)    Resolutions of the Directors of the Corporation passed at a meeting held March 9, 2011 approving the Plan;
b)    Excerpt from the minutes of the Shareholders of the Corporation held on May 11, 2011 approving the Plan; and
c)    a copy of the Plan; and

3)    a Certificate of Status for the Corporation issued on June 2, 2011 by the Yukon Registrar of Corporations under the Business Corporations Act (Yukon) (the "Yukon Certificate").

In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.

Assumptions
In rendering this opinion, we have assumed:

a)    The genuineness of all signatures;
b)    The authenticity and completeness of all documents submitted to us as originals;
c)    The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, e-mailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, e-mailed or facsimile transmissions have been submitted or received; and
d)    The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.

Practice Restriction

We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.
For the purposes of our opinion in paragraph 1 below as to the validity of the continuance, existence and the good standing of the

Corporation, we have relied exclusively on the Yukon Certificate and have assumed no changes in the status of the Corporation since the date of such certificate.

This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

Opinion

1)    Based and relying upon the foregoing, we are of the opinion that the Corporation is a corporation duly continued under the Yukon Business Corporations Act, validly existing and in good standing with respect to the filing of annual returns with the office of the Registrar of Corporations for the Yukon Territory.

2)    The Shares reserved for issuance in accordance with the Plan have been duly authorized and will, when and to the extent issued in accordance with the provisions of the Plan, be validly issued, fully paid and non-assessable.

This opinion is rendered solely to the addressee listed above in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose or use or transmitted to or relied upon by any other person without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Yours very truly,

/s/Lackowicz & Hoffman

LACKOWICZ & HOFFMAN